Exhibit 12

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Computation of Ratios of Earnings  to Fixed Charges













Twelve months ended October 31,

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1997

1998

1999

2000

2001

Earnings:










Income before income taxes and










extraordinary (loss) and change










in accounting
$107,646

$134,293

$162,750

$230,966

 $337,889

Homebuilding










Interest expense
29,746

36,052

40,378

46,777

 59,002

Rent expense
193

293

425

639

 852

Amortization
667

610

618

635

 897

Collateralized mortgage
financing:










Interest expense
233

184

119

39

 36


$138,485

$171,432

$204,290

$279,056

 $398,676























Fixed charges:










Homebuilding:










Interest incurred:
$35,242

$38,331

$51,396

$60,236

 $79,209

Rent expense
193

293

425

639

 852

Amortization
667

610

618

635

 897

Collateralized mortgage
financing:










Interest incurred:
233

184

119

39

 36


$36,335

$39,418

$52,558

$61,549

 $80,994























Ratio, including collateralized










mortgage financing
3.81

4.35

3.89

4.53

4.92

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